Exhibit 5.1

1055 Washington Boulevard Stamford, CT 06901-2249 Main (203) 462-7500 Fax (203) 462-7599
March 15, 2013

FuelCell Energy, Inc.
3 Great Pasture Way
Danbury, Connecticut

Ladies and Gentlemen:
We have acted as counsel to FuelCell Energy, Inc., a Delaware corporation (the “Company”), in connection with the Registration Statement on Form S-3 (Registration Number 333- ) (the “Registration Statement”) filed with the Securities and Exchange Commission on March 15, 2013, with respect to the registration under the Securities Act of 1933, as amended (the “Securities Act”), of 3,526,764 shares (the “Shares”) of common stock, par value $.0001 per share, of the Company.
This opinion is being delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K.
We have examined originals or certified copies of such corporate records and certificates of officers of the Company and public officials as we have deemed relevant and necessary as the basis for the opinions set forth below. In connection with this opinion, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as certified or photostatic copies.
Based upon the foregoing, we are of the opinion that the Shares are validly issued, fully paid and non-assessable.
We hereby consent to the filing of this opinion as an exhibit to the Company’s Registration Statement on Form S-3 and to the use of our name under the heading “Legal Matters” in the Registration Statement, including the prospectus or any supplement to the prospectus, constituting a part thereof, as originally filed or subsequently amended. This consent is not to be construed as an admission that we are a party whose consent is required to be filed with the Registration Statement under the provisions of the Securities Act or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.
Very truly yours,
Robinson & Cole, LLP
By;    /s/ Richard A. Krantz_
Richard A. Krantz

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